UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  April 17, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2015, Sanchez Production Partners LP (the “Partnership”) entered into a At Market Issuance Sales Agreement (the “Agreement”) with MLV & Co. LLC (“MLV”).  Pursuant to the terms of the Agreement, the Partnership may sell from time to time through MLV, as the Partnership’s sales agent or principal, up to $100,000,000 of common units representing limited partner interests in the Partnership (the “Units”) under the Partnership’s Registration Statement on Form S-3 (SEC File No. 333-202575).  The agented sale of the Units, if any, will be made by means of ordinary brokers’ transactions, in block transactions or as otherwise agreed with the Partnership.  Under the terms of the Agreement, the Partnership may also enter into a separate agreement to sell Units to MLV as principal at a price agreed at the time of sale.  The sale of Units is subject to satisfaction of conditions precedent, including the filing of a prospectus supplement with the Securities and Exchange Commission (“SEC”) and delivery of customary legal opinions and comfort letters, and will not occur unless and until the Partnership delivers a placement notice to MLV, which is not anticipated to occur until after the Partnership files with the SEC its Form 10-Q for the quarter ended March 31, 2015.

     The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such Agreement, which is filed as Exhibit 1.1 hereto.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

1

Exhibit Number		Description

1.1		At Market Issuance Sales Agreement, dated as of April 17, 2015, between Sanchez Production Partners LP and MLV & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP By: Sanchez Production Partners GP LLC, its general partner

Date: April 17, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated as of April 17, 2015, between Sanchez Production Partners LP and MLV & Co. LLC